Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2021

SECOND-QUARTER OPERATING RESULTS

•	Reported net sales increased 9.5 percent year-over-year to $1.55 billion, and internal sales increased 9.0 percent.

•	Adjusted operating margin increased by 130 bps to 5.3 percent.

•	Dental segment internal sales increased 12.1 percent driven by strong sales growth across consumables, equipment and value-added services.

•	Animal Health segment internal sales increased 6.9 percent due to strong Companion Animal performance and growth in the Production Animal business.

•	Delivered second-quarter GAAP earnings of $0.56 per diluted share and adjusted earnings[1] of $0.63 per diluted share, an increase of 62 percent.

St. Paul, Minn. — December 2, 2020 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.55 billion (see attached Sales Summary for further details) in its fiscal second quarter ended October 24, 2020, an increase of 9.5 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation, increased 9.0 percent.

Reported net income attributable to Patterson Companies, Inc. for the second quarter of fiscal 2021 was $54.1 million, or $0.56 per diluted share, compared to a net loss attributable to Patterson Companies, Inc., of $33.1 million, or a loss of $0.35 per diluted share, in the second quarter of fiscal 2020. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, legal reserve costs, accelerated debt-related costs and an investment gain, totaled $61.1 million for the second quarter of fiscal 2021, or $0.63 per diluted share, compared to $36.6 million in the same quarter of fiscal 2020, or $0.39 per diluted share. The 62 percent year-over-year increase in the period is primarily attributed to strong sales execution, improved mix, and the benefit of continued expense discipline during the fiscal 2021 second quarter.

“Patterson’s strong revenue growth and adjusted earnings in the second quarter reflect the resilience of our customers and the focus and dedication of our team as we continue to successfully execute our strategy,” said Mark Walchirk, President and CEO of Patterson Companies. “Despite the disruption of the COVID-19 pandemic, focused investments in our people, technology and services have enabled us to deepen our partnerships with our customers and continue the sales momentum we are building across our Dental and Animal Health businesses.

“I am incredibly proud of the entire Patterson team and our ongoing efforts to protect employee health and safety while ensuring business continuity and support for our customers. I am confident in our ability to drive long-term value by capitalizing on opportunities as business conditions continue to improve in our end markets, while remaining prepared to address challenges related to the pandemic as the situation evolves.”

Patterson Dental

Reported net sales in our Dental segment for the second quarter of fiscal 2021, which represented approximately 41 percent of total company sales, were $631.7 million compared to $564.6 million in the second quarter of last year. Internal sales increased 12.1 percent compared to the fiscal 2020 second quarter.

Patterson Animal Health

Reported net sales in our Animal Health segment for the second quarter of fiscal 2021, which comprised approximately 59 percent of the company’s total sales, were $914.2 million compared to $848.2 million in the second quarter of last year. Internal sales for the segment increased 6.9 percent from the fiscal 2020 second quarter.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Balance Sheet and Capital Allocation

During the first six months of fiscal 2021, Patterson Companies used $423.0 million of cash from operating activities and collected deferred purchase price receivables of $408.9 million, resulting in a use of cash of $14.1 million, compared to generating $197.6 million in the first six months of fiscal 2020. Free cash flow1 (see definition below and attached free cash flow table) generated during the first six months of fiscal 2021 is down $203.3 million compared to the first six months of fiscal 2020, primarily due to an increased level of working capital in the period.

During the second quarter of fiscal 2021, Patterson Companies declared a quarterly cash dividend of $0.26 per share. On a year-to-date basis, Patterson has returned $25.0 million in cash dividends to shareholders.

Year-to-Date Results

Consolidated reported net sales for the first six months of fiscal 2021 totaled $2.80 billion, a 1.9 percent year-over-year increase. Internal sales have increased 1.8 percent compared to the first six months of fiscal 2020. Reported net income attributable to Patterson Companies, Inc. was $78.5 million, or $0.82 per diluted share, compared to a net loss attributable to Patterson Companies, Inc. of $3.1 million, or a net loss of $0.03 per diluted share in last year’s period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, legal reserve costs, accelerated debt-related costs and an investment gain, totaled $92.6 million, or $0.96 per diluted share, compared to adjusted net income attributable to Patterson Companies, Inc. of $62.0 million, or $0.65 per diluted share, in the year-ago period.

Fiscal 2021 Guidance

Due to the continued uncertainty surrounding the COVID-19 pandemic and its impact on business operations, Patterson is not providing fiscal 2021 financial guidance at this time.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income (loss), income (loss) before taxes, income tax expense, net income (loss), net income (loss) attributable to Patterson Companies, Inc. and diluted earnings (loss) per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, legal reserve costs, accelerated debt-related costs and an investment gain, along with the related tax effects of these items.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude the impact of foreign currency. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s second-quarter performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Second-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2021 second-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2021 second-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 1517668 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: the effects of the highly competitive dental and animal health supply markets in which we compete; the COVID-19 pandemic and measures taken in response thereto; general economic conditions, including political and economic uncertainty; risks from disruption to our information systems; our ability to comply with restrictive covenants in our amended credit agreement; our dependence on relationships with sales representatives, service technicians and customers; our ability to realize the long-term strategic benefits of our acquisition of Animal Health International; potential disruption of distribution capabilities, including service issues with third-party shippers; our ability to provide our sales force and customers with the latest technology; our dependence on suppliers for the manufacture and supply of the products we sell; material changes in our purchasing relationship with suppliers; the risk that private label sales could adversely affect our relationships with suppliers; our dependence on positive perceptions of Patterson’s reputation; risks inherent in acquiring other businesses; the risk that our acquired technology or developed technology might not be successful in maintaining or gaining customers; litigation risks, including new or unanticipated litigation developments and new or unanticipated regulatory investigations; changes in consumer preferences; regulatory restrictions; the cyclicality of the livestock market; the outbreak of an infectious disease within the production animal or companion animal population; pressure from animal rights groups; adverse changes in supplier rebates; fluctuations in quarterly financial results; volatility in the price of our stock; risks from the expansion of customer purchasing power; increases in over-the-counter sales of companion animal products; the risks inherent in international operations, including currency fluctuations; the effects of health care reform; failure to comply with regulatory requirements and data privacy laws; cyberattacks or other privacy or data security breaches; the risk of the products we sell becoming obsolete or containing undetected errors; volatility in the financial markets; our dependence on our senior management; our dependence on leadership development and

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

succession planning; disruptions from our enterprise resource planning system; risks associated with shareholder activism; the risk of being required to record impairment charges; the risk of audit by tax authorities; risks associated with interest rate fluctuations; and the risk that our governing documents and Minnesota law may discourage takeovers and business combinations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K, and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	john.wright@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 24, 2020	October 26, 2019	October 24, 2020	October 26, 2019
Net sales	$1,553,168	$1,418,744	$2,799,005	$2,747,395
Gross profit	320,368	301,494	574,184	591,548
Operating expenses	246,662	319,640	462,606	593,020

Operating income (loss)	73,706	(18,146)	111,578	(1,472)
Other income (expense):
Other income, net	3,223	269	5,257	32,186
Interest expense	(6,381)	(9,046)	(13,072)	(17,736)

Income (loss) before taxes	70,548	(26,923)	103,763	12,978
Income tax expense	16,722	6,426	25,735	16,520

Net income (loss)	53,826	(33,349)	78,028	(3,542)
Net loss attributable to noncontrolling interests	(234)	(220)	(439)	(455)

Net income (loss) attributable to Patterson Companies, Inc.	$54,060	$(33,129)	$78,467	$(3,087)

Earnings (loss) per share attributable to Patterson Companies, Inc.:
Basic	$0.57	$(0.35)	$0.82	$(0.03)

Diluted	$0.56	$(0.35)	$0.82	$(0.03)

Weighted average shares:
Basic	95,518	94,093	95,341	93,944
Diluted	96,415	94,093	96,105	93,944
Dividends declared per common share	$0.26	$0.26	$0.52	$0.52

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 24, 2020	April 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$139,481	$77,944
Receivables, net	491,687	416,523
Inventory	761,941	812,194
Prepaid expenses and other current assets	263,149	236,104

Total current assets	1,656,258	1,542,765
Property and equipment, net	298,460	303,725
Operating lease right-of-use assets, net	81,171	79,021
Goodwill and identifiable intangibles, net	435,682	452,229
Long-term receivables, net and other	317,453	337,610

Total assets	$2,789,024	$2,715,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$690,755	$862,093
Other accrued liabilities	239,317	182,099
Operating lease liabilities	31,814	30,706
Borrowings on revolving credit	111,000	—

Total current liabilities	1,072,886	1,074,898
Long-term debt	588,329	587,766
Non-current operating lease liabilities	53,796	49,854
Other non-current liabilities	181,286	166,388

Total liabilities	1,896,297	1,878,906
Stockholders’ equity	892,727	836,444

Total liabilities and stockholders’ equity	$2,789,024	$2,715,350

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	October 24, 2020	October 26, 2019
Operating activities:
Net income (loss)	$78,028	$(3,542)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	38,881	41,275
Investment gain	—	(34,334)
Non-cash employee compensation	16,660	19,302
Non-cash losses (gains) and other, net	5,976	—
Change in assets and liabilities:
Receivables	(505,535)	(209,100)
Inventory	58,238	(27,238)
Accounts payable	(179,276)	118,301
Accrued liabilities	24,555	102,301
Long term receivables	687	(4,292)
Other changes from operating activities, net	38,782	(17,326)

Net cash used in operating activities	(423,004)	(14,653)
Investing activities:
Additions to property and equipment	(14,370)	(22,851)
Collection of deferred purchase price receivables	408,907	212,307
Other investing activities	396	—

Net cash provided by investing activities	394,933	189,456
Financing activities:
Dividends paid	(25,009)	(50,504)
Payments on long-term debt	—	(87,090)
Draw on revolving credit	111,000	—
Other financing activities	631	(4,067)

Net cash provided by (used in) financing activities	86,622	(141,661)
Effect of exchange rate changes on cash	2,986	787

Net change in cash and cash equivalents	61,537	33,929
Cash and cash equivalents at beginning of period	77,944	95,646

Cash and cash equivalents at end of period	$139,481	$129,575

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 24, 2020	October 26, 2019[1]	Total Sales Growth	Foreign Exchange Impact	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,241,586	$1,127,481	10.1%	0.6%	9.5%
Equipment and software	220,181	205,790	7.0	(0.1)	7.1
Value-added services and other	91,401	85,473	6.9	0.1	6.8

Total	$1,553,168	$1,418,744	9.5%	0.5%	9.0%

Dental
Consumable	$357,849	$304,565	17.5%	(0.2)%	17.7%
Equipment and software	198,135	188,192	5.3	(0.1)	5.4
Value-added services and other	75,764	71,846	5.5	(0.1)	5.6

Total	$631,748	$564,603	11.9%	(0.2)%	12.1%

Animal Health
Consumable	$883,737	$822,916	7.4%	0.9%	6.5%
Equipment and software	22,046	17,598	25.3	—	25.3
Value-added services and other	8,394	7,674	9.4	2.2	7.2

Total	$914,177	$848,188	7.8%	0.9%	6.9%

Corporate
Value-added services and other	$7,243	$5,953	21.7%	—%	21.7%

Total	$7,243	$5,953	21.7%	—%	21.7%

[1]	Certain sales were reclassified between categories to conform to the current period presentation.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 24, 2020	October 26, 2019[1]	Total Sales Growth	Foreign Exchange Impact	Internal Sales Growth
Six Months Ended
Consolidated net sales
Consumable	$2,286,567	$2,222,665	2.9%	0.2%	2.7%
Equipment and software	349,558	348,323	0.4	(0.1)	0.5
Value-added services and other	162,880	176,407	(7.7)	—	(7.7)

Total	$2,799,005	$2,747,395	1.9%	0.1%	1.8%

Dental
Consumable	$614,452	$608,039	1.1%	(0.1)%	1.2%
Equipment and software	311,098	313,876	(0.9)	(0.1)	(0.8)
Value-added services and other	136,493	143,824	(5.1)	(0.1)	(5.0)

Total	$1,062,043	$1,065,739	(0.3)%	(0.1)%	(0.2)%

Animal Health
Consumable	$1,672,115	$1,614,626	3.6%	0.2%	3.4%
Equipment and software	38,460	34,447	11.6	—	11.6
Value-added services and other	15,755	16,654	(5.4)	0.7	(6.1)

Total	$1,726,330	$1,665,727	3.6%	0.2%	3.4%

Corporate
Value-added services and other	$10,632	$15,929	(33.3)%	—%	(33.3)%

Total	$10,632	$15,929	(33.3)%	—%	(33.3)%

[1]	Certain sales were reclassified between categories to conform to the current period presentation.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 24, 2020	October 26, 2019	October 24, 2020	October 26, 2019
Operating income (loss)
Dental	$72,957	$52,632	$110,726	$86,636
Animal Health	17,591	18,174	34,990	37,798
Corporate	(16,842)	(88,952)	(34,138)	(125,906)

Total	$73,706	$(18,146)	$111,578	$(1,472)

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended October 24, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs	Accelerated debt-related costs	Investment gain	Non-GAAP
Operating income (loss)	$73,706	$9,250	$—	$—	$—	$—	$82,956
Other income (expense), net	(3,158)	—	—	—	—	—	(3,158)

Income (loss) before taxes	70,548	9,250	—	—	—	—	79,798
Income tax expense (benefit)	16,722	2,199	—	—	—	—	18,921

Net income (loss)	53,826	7,051	—	—	—	—	60,877
Net loss attributable to noncontrolling interests	(234)	—	—	—	—	—	(234)

Net income (loss) attributable to Patterson Companies, Inc.	$54,060	$7,051	$—	$—	$—	$—	$61,111

Diluted earnings (loss) per share attributable to Patterson Companies, Inc.*	$0.56	$0.07	$—	$—	$—	$—	$0.63

Operating income (loss) as a % of sales	4.7%						5.3%
Effective tax rate	23.7%						23.7%

For the three months ended October 26, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs†	Accelerated debt-related costs	Investment gain	Non-GAAP
Operating income (loss)	$(18,146)	$9,238	$3,792	$61,300	$—	$—	$56,184
Other income (expense), net	(8,777)	—	—	—	959	—	(7,818)

Income (loss) before taxes	(26,923)	9,238	3,792	61,300	959	—	48,366
Income tax expense (benefit)	6,426	2,200	948	2,125	240	—	11,939

Net income (loss)	(33,349)	7,038	2,844	59,175	719	—	36,427
Net loss attributable to noncontrolling interests	(220)	—	—	—	—	—	(220)

Net income (loss) attributable to Patterson Companies, Inc.	$(33,129)	$7,038	$2,844	$59,175	$719	$—	$36,647

Diluted earnings (loss) per share attributable to Patterson Companies, Inc.*	$(0.35)	$0.07	$0.03	$0.62	$0.01	$—	$0.39

Operating income (loss) as a % of sales	(1.3)%						4.0%
Effective tax rate	(23.9)%						24.7%

†

Includes costs and expenses incurred in the second quarter of fiscal 2020 of $58,300 related to the then-probable settlement of litigation with the U.S. Attorney’s Office for the Western District of Virginia and $3,000 related to other legal proceedings.

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the six months ended October 24, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs	Accelerated debt-related costs	Investment gain	Non-GAAP
Operating income (loss)	$111,578	$18,503	$—	$—	$—	$—	$130,081
Other income (expense), net	(7,815)	—	—	—	—	—	(7,815)

Income (loss) before taxes	103,763	18,503	—	—	—	—	122,266
Income tax expense (benefit)	25,735	4,400	—	—	—	—	30,135

Net income (loss)	78,028	14,103	—	—	—	—	92,131
Net loss attributable to noncontrolling interests	(439)	—	—	—	—	—	(439)

Net income (loss) attributable to Patterson Companies, Inc.	$78,467	$14,103	$—	$—	$—	$—	$92,570

Diluted earnings (loss) per share attributable to Patterson Companies, Inc.*	$0.82	$0.15	$—	$—	$—	$—	$0.96

Operating income (loss) as a % of sales	4.0%						4.6%
Effective tax rate	24.8%						24.6%

For the six months ended October 26, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs‡	Accelerated debt-related costs	Investment gain	Non-GAAP
Operating income (loss)	$(1,472)	$18,491	$5,747	$78,966	$—	$—	$101,732
Other income (expense), net	14,450	—	—	—	959	(34,334)	(18,925)

Income (loss) before taxes	12,978	18,491	5,747	78,966	959	(34,334)	82,807
Income tax expense (benefit)	16,520	4,401	1,442	6,541	240	(7,884)	21,260

Net income (loss)	(3,542)	14,090	4,305	72,425	719	(26,450)	61,547
Net loss attributable to noncontrolling interests	(455)	—	—	—	—	—	(455)

Net income (loss) attributable to Patterson Companies, Inc.	$(3,087)	$14,090	$4,305	$72,425	$719	$(26,450)	$62,002

Diluted earnings (loss) per share attributable to Patterson Companies, Inc.*	$(0.03)	$0.15	$0.05	$0.76	$0.01	$(0.28)	$0.65

Operating income (loss) as a % of sales	(0.1)%						3.7%
Effective tax rate	127.3%						25.7%

‡

Includes costs and expenses incurred in the first quarter of fiscal 2020 of $17,666 related to the settlement of litigation with SourceOne Dental, Inc., costs and expenses incurred in the second quarter of fiscal 2020 of $58,300 related to the then-probable settlement of litigation with the U.S. Attorney’s Office for the Western District of Virginia and $3,000 related to other legal proceedings.

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Six Months Ended
	October 24, 2020	October 26, 2019
Net cash used in operating activities	$(423,004)	$(14,653)
Additions to property and equipment	(14,370)	(22,851)
Collection of deferred purchase price receivables	408,907	212,307

Free cash flow	$(28,467)	$174,803